                                                                     EXHIBIT 2.3

                       CROWN CASTLE INTERNATIONAL CORP.
                             CROWN CASTLE PT INC.
                             510 BERING, SUITE 500
                             HOUSTON, TEXAS 77057


                                 June 2, 1999


Powertel, Inc.
Powertel Atlanta Towers, LLC
Powertel Birmingham Towers, LLC
Powertel Jacksonville Towers, LLC
Powertel Kentucky Towers, LLC
Powertel Memphis Towers, LLC
Powertel/Atlanta, Inc.
Powertel/Birmingham, Inc.
Powertel/Jacksonville, Inc.
Powertel/Kentucky, Inc.
Powertel/Memphis, Inc.
1233 O. G. Skinner Drive
West Point, Georgia 31833
Attention:  Allen E. Smith and Jill F. Dorsey, Esq.

     RE:  Acquisition of Certain Tower Sites; Build-To-Suit Agreement

Dear Mr. Smith and Ms. Dorsey:

     Reference is made to that certain Asset Purchase Agreement dated March 15, 1999 by and among Crown Castle International Corp., a Delaware corporation ("CCIC"), CCP Inc. (now known as Crown Castle PT Inc.), a Delaware corporation
  ----
(the "Buyer"), Powertel Atlanta Towers, LLC, Powertel Birmingham Towers, LLC,
      -----
Powertel Jacksonville Towers, LLC, Powertel Kentucky Towers, LLC, and Powertel Memphis Towers, LLC, each a Delaware limited liability company (collectively the "Sellers" and each individually a "Seller"), and Powertel, Inc., a Delaware
 -------                           ------
corporation ("Powertel") (the "Agreement").  The closing of the transactions
              --------         ---------
contemplated by the Agreement has taken place. The parties to the Agreement desire to evidence certain additional understandings and agreements as set forth in this letter agreement. The parties acknowledge that the closing of the transaction contemplated by the Agreement was not contingent in any way upon the parties entering into this letter agreement.

Powertel, Inc., et al
June 2, 1999
Page 2

     This letter agreement will serve to set forth the terms and conditions under which (i) Buyer shall acquire from Powertel, the Sellers and certain Powertel Affiliates all of their respective right, title and interest in and to certain tower sites, structures and certain related assets, (ii) CCIC and/or Buyer or their affiliates (which shall be subsidiaries of CCIC and/or Buyer) shall have the right, on behalf of Powertel, the Sellers or the Powertel Affiliates, as the case may be, to acquire certain tower sites and construct certain tower structures thereon on a turnkey basis, (iii) CCIC and/or Buyer or their affiliates (which shall be subsidiaries of CCIC and/or Buyer) shall perform for a fee certain antenna installation work on behalf of the Powertel Affiliates, and (iv) pursuant to the Master Lease, the Powertel Affiliates shall lease space from Buyer at the tower sites and on the tower structures described in subparagraphs (i) and (ii) above. The parties anticipate that all tower sites affected by this letter agreement shall be sites which are leased from ground lessors. All references to the sale and purchase of sites shall refer to the assignment for value of leasehold interests in such sites together with the sale of tower structures and related assets located thereon or related thereto.

     The parties propose to effect the contemplated transactions described in this letter agreement generally in the manner and on the terms outlined herein, but intend to negotiate and enter into more definitive documentation. Nevertheless, it is the intention of the parties that this letter agreement shall constitute a legally binding contract, subject to the conditions and contingencies set out herein. In this connection, the parties agree as follows:

     1.   Definitions.  Capitalized terms used herein and not otherwise defined
          -----------
shall have the respective meanings ascribed to them in the Agreement. The following defined terms when used herein, unless the context clearly indicates otherwise, shall have the meanings indicated.

          a.  "Acceptance Notice" shall mean written notification to Powertel
               -----------------
     and the Sellers that CCIC and the Buyer have reviewed the Due Diligence Materials with respect to the Site in question and have elected to acquire the Site as a Purchase Site.

          b.  "Antenna Installation Specifications" shall mean the Build-to-Suit
               -----------------------------------
     Installation Services set out in Schedule A.
                                      ----------

          c.  "Build Notice" shall mean written notification to Powertel and the
               ------------
     Sellers that CCIC and the Buyer have elected to accept a Proposal and to build the Site subject to the Proposal under the Build-to-Suit Agreement. The Build-to-Suit Agreement shall not be effective, and a Transition Site may not be the subject of a Build Notice, until the earlier of (i) December 2, 1999, (ii) such time as Powertel and the Sellers have received a combined total of thirty-one (31) Acceptance Notices, or (iii) the date upon which all Existing Sites and Transition Sites have been the subject of Acceptance Notices or Rejection Notices.

Powertel, Inc., et al
June 2, 1999
Page 3

          d.   "Build-to-Suit Agreement" shall mean the Build-To-Suit Agreement
                -----------------------
     that is contemplated by paragraph 3 to be entered into by certain of the parties.

          e.   "Build-to-Suit Sites" shall mean the sites which are acquired and
                -------------------
     constructed by Buyer pursuant to the Build-to-Suit Agreement. Build-to-Suit Sites may include (i) Transition Sites which are not acquired as Purchase Sites and which are not Rejected Sites and (ii) sites subject to Elective Exclusion Notices.

          f.   "Cure Notice" shall mean written notification to CCIC and Buyer
                -----------
     that sets forth (i) the curative measures that Powertel and Sellers have taken to cure a Defect, or (ii) the designation, in Powertel's sole discretion, of any Liabilities related to an uncured Defect as Retained Liabilities and the indemnification of CCIC and Buyer with respect thereto.

          g.   "Defect" shall have the meaning given to such term by the parties
                ------
     under the Agreement with specific reference to the type and severity of Defect illustrated on Schedule 1.2 of the Agreement and the specific language approved in Section 2.10 of the Agreement as to Defects identified from Missing Information furnished with respect to Incomplete Sites, and shall specifically include a failure to meet the Minimum Requirements.

          h.   "Defect Notice" shall mean written notification to Powertel and
                -------------
     the Sellers that in the reasonable opinion of CCIC and the Buyer, the Due Diligence Materials reveal a Defect with accompanying information regarding the Defect and what curative matters, if any, would be necessary in order to cure the Defect.

          i.   "Defect Sites" shall mean Sites which are the subject of a Defect
                ------------
     Notice.

          j.   "Due Diligence Materials" shall have a meaning as mutually agreed
                -----------------------
     upon by the parties in the definitive documentation.

          k.   "Elective Exclusion Notice" shall mean any of the written
                -------------------------
     notifications given to Powertel and the Sellers as to a total of no more than five (5) Transition Sites pursuant to paragraph 4(c), which notice shall provide that CCIC and Buyer have elected not to treat a Transition Site as a Purchase Site or as a Rejected Site, and desire for such site to be subject to a Proposal.

Powertel, Inc., et al
June 2, 1999
Page 4

          l.   "Existing Equipment" shall mean the antennas and related cabling
                ------------------
     and transmission and other equipment, if any, of the Powertel Affiliates which may be located at the Sites.

          m.   "Existing Sites" shall mean all right, title and interest of
                --------------
     Powertel and each of the Sellers in the telecommunication towers and appurtenant sites set out in Schedule B, together with all rights and
                                  ----------
     appurtenances pertaining thereto, including land, buildings, tower structures and other improvements located thereon, all personal property, all ground leases, all third-party tenant leases and other contracts and books and records in connection therewith; provided, however, the Existing Sites will not include any Existing Equipment located thereon.

          n.   "Minimum Requirements" shall have the meaning set forth in
                --------------------
     paragraph 4(c).

          o.   "Notice of Inadequate Cure" shall have the meaning set forth in
                -------------------------
     paragraph 4(d).

          p.   "Offer Notice" shall have the meaning set forth in paragraph
                ------------
     4(c).

          q.   "Powertel Affiliates" shall mean Powertel/Atlanta, Inc.,
                -------------------
     Powertel/ Birmingham, Inc., Powertel/Jacksonville, Inc., Powertel/Kentucky, Inc. and Powertel/ Memphis, Inc.

          r.   "Proposal" shall mean a written proposal for CCIC or its
                --------
     designated affiliate to construct a Build-to-Suit Site pursuant to the Build-to-Suit Agreement.

          s.   "Purchase Agreement" shall mean the Asset Purchase Agreement to
                ------------------
     be entered into substantially in the form of, and with terms consistent with, the Agreement, as provided in paragraph 4.

          t.   "Purchase Sites" shall mean those Transition Sites and/or
                --------------
     Existing Sites to be purchased by CCIC or Buyer pursuant to the Purchase Agreement.

          u.   "Rejected Site" shall mean a Site which is the subject of a
                -------------
     Rejection Notice.

          v.   "Rejection Notice" shall mean written notification by Powertel to
                ----------------
     CCIC and Buyer that Powertel and the Sellers have elected not to issue a Cure Notice with respect to the Site in question, have elected to exclude such Site as a potential Purchase

Powertel, Inc., et al
June 2, 1999
Page 5

     Site and a Build-to-Suit Site and, if applicable, have elected to offer another site to Buyer in lieu of such site pursuant to paragraph 4(e) hereof.

          w.   "Sites" shall mean the Existing Sites, the Transition Sites and
                -----
     the Build-to-Suit Sites.

          x.   "Transition Sites" shall mean all right, title and interest of
                ----------------
     Powertel and the Sellers in the telecommunication sites set out in Schedule
                                                                        --------
     C, together with all rights and appurtenances pertaining thereto, including
     -
     land, buildings, tower structures and other improvements located or to be located thereon, all personal property, all ground leases, all third-party tenant leases and other contracts and books and records in connection therewith; provided, however, the Transition Sites will not include any Existing Equipment located thereon.

     2.   Antenna Installation.  Subject to the last sentence of this paragraph
          --------------------
2, CCIC or a designated affiliate of CCIC shall have the right to perform all initial antenna installations required by the Powertel Affiliates at the Build-to-Suit and Transition Sites for an installation fee of $30,000 per site. Such fee will cover the services described in the Antenna Installation Specifications. The parties hereto acknowledge that Powertel, the Sellers and/or the Powertel Affiliates may have made commitments prior to the date of this letter agreement to allow others to perform services that consist of or include the services described in the Antenna Installation Specifications at certain Build-to-Suit or Transition Sites, and, in such event, neither CCIC nor its designated affiliate shall have the right to perform the services described in the Antenna Installation Specifications at any such Transition Site or Build-to-Suit Site.

     3.   Build-to-Suit Agreement.  Based upon their projected business needs,
          -----------------------
Powertel has informed CCIC that it (on behalf of itself, the Sellers and the Powertel Affiliates) expects to require at least forty (40) greenfield tower sites (inclusive of the Transition Sites) prior to December 31, 2000. The parties agree to negotiate the form of and execute the Build-to-Suit Agreement upon the terms and conditions set out herein and other mutually acceptable or customary terms and conditions. The Build-to-Suit Agreement shall include provisions covering the following matters:

          a. During the period commencing upon the effectiveness of the Build-to-Suit Agreement and ending on December 31, 2000, Powertel (together with the Sellers and the Powertel Affiliates) shall provide CCIC or its designated affiliate with not less than forty (40) Proposals. Each such Proposal shall be accepted or rejected by CCIC within the time periods and as otherwise provided in the Build-to-Suit Agreement. Transition Sites that are rejected pursuant to a Rejection Notice under the Purchase Agreement shall

Powertel, Inc., et al
June 2, 1999
Page 6

     not be counted toward, and shall not reduce, the number of Proposals that Powertel and the Sellers are required to provide under the Build-to-Suit Agreement.

          b. Each Transition Site which has not been rejected pursuant to a Rejection Notice under the Purchase Agreement and is not a Purchase Site upon the Closing Date (as defined in paragraph 4(f) below), including Transition Sites that are subject to Elective Exclusion Notices, shall be the subject of a Proposal. Other future sites identified by Powertel, the Sellers or the Powertel Affiliates shall also be the subject of Proposals from time to time as set forth in paragraph 3(f) below. Each site which is the subject of a Proposal that is accepted by CCIC shall become a Build-to-Suit Site and shall be subject to the terms, provisions and conditions of the Build-to-Suit Agreement.

          c. All site acquisition work, including zoning and permitting, and all tower structure installation work in connection with each Build-to-Suit Site will be completed by or on behalf of CCIC or its affiliate at CCIC's sole cost, and on a turnkey basis; provided, however, that in the event any such services have already been performed by or on behalf of Powertel or have already been committed to be performed by or on behalf of Powertel at the time the Proposal is accepted by CCIC, Powertel shall be reimbursed by CCIC for the direct costs it has incurred or has committed to incur in performing such services, provided Powertel actually pays for such services. Each Proposal submitted by Powertel shall include information regarding costs previously incurred, contracted for and budgeted in connection with the site in question, plus information concerning the current status of site acquisition, zoning, permitting and construction completion.

          d. Notwithstanding paragraph 3(c) above, the parties agree that, while CCIC or its designated affiliate is responsible for site acquisition, zoning and permitting with respect to the Build-to-Suit Sites, any personnel involved in such process shall report to and be under the supervision of a Powertel manager for the duration of such process. The Powertel manager shall be a non-reimbursable expense of Powertel.

          e. In the event that CCIC or its designated affiliate fails to meet the construction deadlines as set forth in the Build-to-Suit Agreement, the parties agree that Powertel shall be entitled to liquidated damages in the amount of $250 per day for a maximum of 60 days. After such 60 days, in the event that construction is still incomplete, Powertel shall have the right to complete the construction of the Site and CCIC and its designated affiliate shall be responsible for all of Powertel's costs of construction incurred as a result of such delay. The parties acknowledge that they have generally agreed that the amount of time necessary for construction of a tower site (including the services described in the Antenna Installation Specifications) is no more

Powertel, Inc., et al
June 2, 1999
Page 7

     than seven (7) weeks from the time of issuance of a building permit, exclusive of delays resulting from force majeure events.

          f. Under the terms of the Build-to-Suit Agreement, CCIC or its designated affiliate shall be the exclusive tower company which Powertel, the Sellers or the Powertel Affiliates contracts with to provide turnkey build-to-suit services (including site acquisition, zoning, permitting and construction) for their greenfield tower site build needs; provided, however, Powertel, Sellers and the Powertel Affiliates may contract with other tower companies in connection with Proposals which are rejected by CCIC. If CCIC and Buyer fulfill their obligations under the Purchase Agreement, all greenfield tower site build needs of Powertel, the Sellers and the Powertel Affiliates for greenfield tower sites shall be the subject of Proposals until the earlier of such time as: (i) CCIC or its designated affiliate have accepted forty (40) Proposals; or (ii) December 31,2000; provided, however, that if CCIC or its designated affiliate accept forty
     (40) Proposals prior to December 31, 2000, Powertel's greenfield tower building needs which relate to tower structures that will not be owned by Powertel, the Sellers or Powertel Affiliates shall continue to be subject to Proposals until December 31, 2000. CCIC or its designated affiliate may accept or reject Proposals which are submitted, it being the understanding and agreement of the parties that CCIC or its designated affiliate shall have a right of first refusal with respect to each Proposal during the time periods and upon the terms and other conditions set forth in this letter agreement. The parties acknowledge that nothing herein or in the Build-to-Suit Agreement shall limit in any way Powertel's ability during the time period covered by the Build-to-Suit Agreement or otherwise to (i) co-locate on another tower company's existing tower, or (ii) co-locate on another tower company's proposed tower for which a building permit has already been issued provided that Powertel is not the first tenant to execute a lease in connection with such co-location.

          g. Upon completion of a tower structure installation at a Build-to-Suit Site, the Buyer and the applicable Powertel Affiliate shall execute a Site Lease Acknowledgment which shall designate the commencement date and otherwise be subject to the terms and provisions of the Master Lease, except that the monthly rental rate for such Site Leases shall be $1,500 per month; the form and substance of each such Site Lease Acknowledgment shall otherwise be the same as contained in the Site Lease Acknowledgments executed by the Sellers and the Powertel Affiliates in connection with each Master Lease which has been assigned to the Buyer in connection with the Closing of the Agreement.

          h. If Powertel together with the Sellers and the Powertel Affiliates fail to provide CCIC or its designated affiliate with at least forty (40) Proposals prior to

Powertel, Inc., et al
June 2, 1999
Page 8

     December 31, 2000, Powertel, Sellers and the Powertel Affiliates may, at their option and as CCIC's and its designated affiliate's sole and exclusive remedy: (i) elect to pay to CCIC or its designated affiliate as a cancellation fee in cash the amount of $50,000 multiplied by the difference between forty (40) and the number of sites that were actually subject to Proposals prior to December 31, 2000; or (ii) extend the period of time during which all of Powertel's greenfield tower building needs shall continue to be subject to Proposals until March 31, 2001, and thereafter, if necessary, for up to three (3) additional successive thirty (30) day periods, until such time as CCIC or its designated affiliate have been provided with not less than forty (40) Proposals; provided, however, that if such period of time is extended pursuant to this subparagraph (ii), Powertel shall retain the right to terminate such extension period at any time upon payment of the cancellation fee that would then be due under subparagraph (i) above. In the event that Powertel exhausts its extension rights as set forth above without providing CCIC or its designated affiliate with at least forty (40) Proposals, Powertel shall be required to pay the cancellation fee in the amount that would then be due under subparagraph (i) above.

          i.   Each Build-to-Suit Site shall be owned by the Buyer.

     4.   Purchase Agreement.  Subject to the matters set out in this letter
          ------------------
agreement, Powertel and the Sellers will sell, and the Buyer will purchase, the Purchase Sites. The parties agree to negotiate the form of and execute the Purchase Agreement upon the terms and conditions set out herein and the other terms and conditions to be mutually agreed upon in the Purchase Agreement. The Purchase Agreement will contain representations, warranties, indemnification provisions and covenants which are substantially similar to those set forth in the Agreement, except as otherwise modified herein. The Purchase Agreement shall include provisions covering the following matters:

          a. Subject to the provisions of this letter agreement, CCIC and Buyer will be required to purchase thirty-one (31) sites pursuant to the Purchase Agreement, provided that under no circumstance will CCIC or Buyer be required to purchase any Defective Sites or any Site (regardless of whether such Site is subject to an Acceptance Notice) if the construction with respect to such Site is not completed by December 2, 1999.

          b. The purchase price for each Purchase Site shall be $423,077. Each Purchase Site shall be transferred, assigned and conveyed to the Buyer in accordance with the provisions of the Agreement, including the documentation and title warranty described therein.

          c. On or before July 15, 1999, Powertel and the Sellers shall deliver a list of a minimum of thirty-one (31) sites that they propose to sell and Due Diligence Materials

Powertel, Inc., et al
June 2, 1999
Page 9

     related to such sites to CCIC and Buyer (the "Offer Notice"). With respect to each such site, the rent payable under the ground lease at such site shall not exceed the fair market rental for comparable tower sites in the relevant market area, the leases with respect to such sites shall not by their terms prohibit or require consents for subleasing or assignment, and there shall be no revenue sharing arrangements with respect to such site (collectively, the "Minimum Requirements"). On or prior to August 15, 1999, CCIC and Buyer shall deliver to Powertel and the Sellers with regard to each such site (i) an Acceptance Notice, (ii) a Defect Notice, or (iii) an Elective Exclusion Notice. CCIC and Buyer shall not be required to issue Acceptance Notices with respect to more than thirty-one (31) Sites. CCIC and Buyer will only be allowed to issue Defect Notices if the Defects referenced in such Defect Notices are consistent with the type and severity of Defects described under the Agreement or if such site does not meet the Minimum Requirements. In the event that fair rental value under a ground lease becomes the subject of a dispute between the parties, Powertel and Sellers shall have the option of seeking an appraisal or increasing the rent under the applicable Site Lease to cover any excess in fair rental value. CCIC and Buyer may issue Elective Exclusion Notices for any reason or no reason whatsoever with respect to a total of no more than five (5) sites. Each Site that is subject to a Rejection Notice will not be subject to the Build-to-Suit Agreement, and will not count as a site for which a Proposal has been made to CCIC and Buyer under the Build-to-Suit Agreement, provided that Powertel and Sellers shall have the right to substitute other sites in lieu of such sites under the Purchase Agreement, and to make such substituted sites subject to the Offer Notice.

          d. Following receipt of a Defect Notice from CCIC or Buyer with respect to a site, Powertel and Sellers shall deliver to CCIC and Buyer a Cure Notice or a notice that Powertel and Sellers have elected to treat such site as a Rejected Site and to substitute another site for such site pursuant to paragraph 4(e) below. Within ten (10) days of receipt of a Cure Notice, CCIC and Buyer shall provide to Powertel and Sellers an Acceptance Notice or a notice that, in their good faith judgment, the cure specified in the Cure Notice has not adequately remedied the Defect (a "Notice of Inadequate Cure"); provided, however, that CCIC and Buyer shall not be entitled to object to a cure, and shall be required to accept the Cure Notice offered with respect to such site and shall not issue a Notice of Inadequate Cure, if such Cure Notice provides the curative action specified by the Defect Notice or if such Cure Notice includes the provisions contemplated by clause (ii) set forth in the definition of "Cure Notice" in this letter agreement. In the event CCIC or Buyer issues a Notice of Inadequate Cure, Powertel and Sellers shall have the right to continue to propose cures and issue Cure Notices with respect to such Site, or to substitute a site therefor pursuant to paragraph 4(e) below.

Powertel, Inc., et al
June 2, 1999
Page 10

          e. If Powertel or Sellers (i) issue a Rejection Notice; (ii) receive a Notice of Inadequate Cure; (iii) determine in their judgment that they will not receive the necessary Governmental Approvals to allow them to complete construction of a site for which an Acceptance Notice has been issued, or that such a site will otherwise will not be completed by the Closing Date; or (iv) determine that they will be unable to give the representations and warranties that they will be required to give at the Closing Date with respect to such site, Powertel and Sellers shall have the right from time to time to present additional sites to CCIC and Buyer for their approval as Purchase Sites, and each such additional site shall be subject to the Offer Notice. Only Transition Sites or Existing Sites may be substituted for, or offered as additional sites under, this Letter Agreement. Once such a site is presented to CCIC and Buyer for review, CCIC and Buyer must then issue an Acceptance Notice, a Defect Notice or an Elective Exclusion Notice with respect to such site in accordance with the terms of this letter agreement.

          f. The closing of the purchase and sale of the Purchase Sites shall occur on December 2, 1999 or any other date upon which all parties may agree in writing (the "Closing Date"), at a mutually agreeable time, at the offices of Nelson Mullins Riley & Scarborough, L.L.P. in Atlanta, Georgia.

          g. At the closing of the purchase and sale of the Purchase Sites, the Buyer and the applicable Powertel Affiliate shall execute a Site Lease Acknowledgment which will set forth the commencement date and otherwise be subject to the terms and provisions of the Master Lease; the form and substance of each such Site Lease Acknowledgment shall be the same as contained in the Site Lease Acknowledgments executed by the Sellers and the Powertel Affiliates in connection with each Master Lease which has been assigned to the Buyer in connection with the Closing of the Agreement.

     5.   Termination.  This letter agreement shall terminate upon the earlier
          -----------
of (i) the execution of a mutually agreed upon Purchase Agreement and Build-to-Suit Agreement by and between the parties or (ii) June 30, 1999.

     6.   Notices.  All notices, consents or other communications required or
          -------
permitted to be given in connection with this letter agreement shall be given in the manner provided in the Agreement.

     7.   Further Assurances.  The parties hereto agree to execute such other
          ------------------
and further documents and undertake such other and further actions as may be reasonably necessary in order to give full effect to the intent of this letter agreement.

Powertel, Inc., et al
June 2, 1999
Page 11

     8.   Counterparts.  This letter agreement may be executed in one or more
          ------------
counterparts, each of which shall be considered an original but all of which when taken together shall constitute but one in the same document.

     9.   Governing Law.  This letter agreement shall be governed by and
          -------------
interpreted and enforced in accordance with the laws of the State of Georgia, without regard to the principles of conflict of law thereof.

Powertel, Inc., et al
June 2, 1999
Page 12

     If the foregoing correctly reflects your understanding of the matters set out herein, please so indicate by signing a copy of this letter in the respective spaces provided below and returning it to the undersigned.

                                   Very truly yours,

                                   CROWN CASTLE INTERNATIONAL CORP.



                                   By:  /s/ John L. Gwyn
                                      -------------------------------------
                                   Name:   John L. Gwyn
                                        -----------------------------------
                                   Title:  Executive V.P.
                                         ----------------------------------

                                   CROWN CASTLE PT INC.
                                   (f/k/a CCP INC.)


                                   By:  /s/ John L. Gwyn
                                      -------------------------------------
                                   Name:  John L. Gwyn
                                        -----------------------------------
                                   Title: Executive V.P.
                                         ----------------------------------

AGREED AND ACCEPTED:

POWERTEL, INC.



By:_________________________________
Name:_______________________________
Title:______________________________

POWERTEL ATLANTA TOWERS, LLC



By:_________________________________
Name:_______________________________
Title:______________________________

     If the foregoing correctly reflects your understanding of the matters set out herein, please so indicate by signing a copy of this letter in the respective spaces provided below and returning it to the undersigned.

                                   Very truly yours,

                                   CROWN CASTLE INTERNATIONAL CORP.



                                   By:______________________________________
                                   Name:____________________________________
                                   Title:___________________________________

                                   CROWN CASTLE PT INC.
                                   (f/k/a CCP INC.)


                                   By:______________________________________
                                   Name:____________________________________
                                   Title:___________________________________

AGREED AND ACCEPTED:

POWERTEL, INC.



By: /s/ Rodney D. Dir
   ---------------------------------------
Name:  Rodney D. Dir
     -------------------------------------
Title: Chief Operating Officer
      ------------------------------------

POWERTEL ATLANTA TOWERS, LLC


By: /s/ Jill F. Dorsey
   --------------------------------------
Name:  Jill F. Dorsey
     ------------------------------------
Title: Vice President / General Counsel
      -----------------------------------

POWERTEL BIRMINGHAM TOWERS, LLC



By: /s/ Jill F. Dorsey
   --------------------------------------
Name:  Jill F. Dorsey
     ------------------------------------

Title:  Vice President / General Counsel
      -----------------------------------

POWERTEL JACKSONVILLE TOWERS, LLC



By: /s/ Jill F. Dorsey
   --------------------------------------
Name:  Jill F. Dorsey
      -----------------------------------
Title:  Vice President / General Counsel
      -----------------------------------

POWERTEL KENTUCKY TOWERS, LLC



By: /s/ Jill F. Dorsey
   --------------------------------------
Name:  Jill F. Dorsey
     ------------------------------------
Title:  Vice President / General Counsel
      -----------------------------------

POWERTEL MEMPHIS TOWERS, LLC



By: /s/ Jill F. Dorsey
   --------------------------------------
Name:  Jill F. Dorsey
     ------------------------------------
Title:  Vice President / General Counsel
      -----------------------------------

POWERTEL/ATLANTA, INC.



By: /s/ Jill F. Dorsey
   --------------------------------------
Name:  Jill F. Dorsey
     ------------------------------------
Title:  Vice President / General Counsel
      -----------------------------------

POWERTEL/BIRMINGHAM, INC.



By: /s/ Jill F. Dorsey
   --------------------------------------
Name:  Jill F. Dorsey
     ------------------------------------
Title:  Vice President / General Counsel
      -----------------------------------

POWERTEL/JACKSONVILLE, INC.



By: /s/ Jill F. Dorsey
   --------------------------------------
Name:  Jill F. Dorsey
     ------------------------------------
Title:  Vice President / General Counsel
      -----------------------------------

POWERTEL/KENTUCKY, INC.



By: /s/ Jill F. Dorsey
   --------------------------------------
Name:  Jill F. Dorsey
     ------------------------------------
Title:  Vice President / General Counsel
      -----------------------------------

POWERTEL/MEMPHIS, INC.



By: /s/ Jill F. Dorsey
   --------------------------------------
Name:  Jill F. Dorsey
     ------------------------------------
Title:  Vice President / General Counsel
      -----------------------------------

                                  Schedule A
                                  ----------

                      BUILD-TO-SUIT INSTALLATION SERVICES
                      -----------------------------------


     As a part of TowerCo's obligations under the Build-to-Suit Agreement, TowerCo will be responsible for installing all antennas and coaxial lines, clips hangers, hardware grounding kits, etc. on each BTS Site. BMI will define the type and number of antennas, the type, size and number of coaxial cable, and the orientation of the antennas. TowerCo will be required to "sweep" the antennas and lines after installation and provide to BMI an acceptable sweep report in accordance with BMI Specifications. BMI will be responsible to provide the following: all antennas; all coaxial cables; all connectors; all ground kits; all manual transfer switches; all equipment required for lighting protection for coaxial cables, all surge arrestors for electrical service; all shelters or all equipment cabinets BMI will be responsible for delivery to BTS Sites of all electronics (including radio equipment and power top amplifiers (TTAs), if any, and coordinating the purchasing of the above listed items. BMI will also provide all microwave equipment, antennas, radios and coaxial cables, and telephone cables for the installation.

     Upon BMI's notification of TowerCo as to BMI's desire to commence antenna installation services on any BTS Site, TowerCo will provide the following services;

     .    Order power and supply to BMI the delivery date and contact information.
     . Order telco and supply to BMI the delivery date, the order number and the contact information.
     .    Coordinate and approve all engineering of site layouts.
     .    Documentation of all final shelter or equipment cabinet locations.
     . Coordinate the inventory and warehouse of all materials supplied by BMI above, and CCI provided materials.
     .    Schedule and coordinate all installations.
     .    Provide Project Management for all services mentioned above.
     . Provide BMI with 200 amp or 100 amp electrical service to its shelter or equipment cabinet including, PVC and wire connection.
     .    Provide BMI the electrical "hook-up" to shelter or equipment cabinet.
     .    Provide BMI with hangers for all coaxial cables.
     .    Provide BMI with the ice bridge from tower to shelter or equipment cabinet.
     .    Provide BMI with concrete pad for shelter or equipment cabinet.
     . Provide BMI with a grounding system for BMI's shelter or equipment not to exceed 5 ohms, including certified test results.
     . Provide BMI with a grounding system for BMI's coaxial cables not to exceed 5 ohms, including certified test results.
     . Provide BMI with telco conduit with a pull string from the telco demarcation point to its radio equipment.
     .    Provide BMI with all antenna mounts and sector frames if needed.
     . Install and sweep all coaxial cables and antennas and terminate them either.

               within the shelter, or 12 inches from the end of the ice bridge if BMI is using an equipment cabinet.
     . Ground all lines at the top of the tower, at the base of the tower, and at the entrance of the shelter or 23" from the end of the ice bridge for the equipment cabinet.
     .    Field coordination of all power and telephone installations.
     . Field coordination of the delivery of all BMI supplied materials including but limited to antennas, coaxial cables, shelters, equipment cabinets, and miscellaneous hardware as defined above
     . Set on the concrete pad with a crane the BMI provided shelter or set on the concrete pad(s) with a boom truck the BMI provided equipment cabinet and power/telco interface box.
     .    provided as-built documentation to BMI
     .    Submit Weekly Project Reports to BMI
     . Participate in mutually agreed to as-needed Construction Meetings and/or conference calls
     .    Road with parking
     .    Fences around site
     .    Provide and install coax ladder
     .    Provide FAA required marking and lighting equipment with interface to
          BMI
     .    In the case where external generator is specified by BMI, TowerCo to set it on and provide connection to BMI provided transfer switch.
     .    Landscaping and maintenance.

     All such services will constitute Installation Services.

     TowerCo will also be responsible for monitoring the tower light alarms on each BTS Site
[Monitoring services will include but not limited to the following:

     .    24 hours a day - 7 day a week monitoring
     .    Emergency Dispatch and Call out Services
     .    Trouble Ticket Monitoring and Close out Procedures
     .    Compliance with Communications Act 1936?, 1996?
     . Providing data/communications feed of tower alarms from central source]

                                  Schedule B
                                  ----------

                                    Shiloh
                                    Temple
                                   Heck Road

                                  Schedule C
                                  ----------